ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040103

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of [signature] Ross Miller Secretary of State State of Nevada	Document Number 20130815766-19
	Filing Date and Time 12/13/2013 3:03 PM
	Entity Number E0599442013-3

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

1. Name of Corporation:	ACTION SPORTS MEDIA, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: UNITED STATES CORPORATION AGENTS, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 110000000 Par value per share: $ 0.00010 Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) JASON FIERRO (Name) 3525 DEL MAR HEIGHTS RD. #802 (Street Address) SAN DIEGO (City) CA (State) 92130 (Zip Code) 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. JASON FIERRO (Name) X JASON FIERRO (Incorporator Signature) 3525 DEL MAR HEIGHTS RD. #802 (Address) SAN DIEGO (City) CA (State) 92130 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X UNITED STATES CORPORATION AGENTS, INC. 12/13/2013 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date

This form must be accompanied by appropriate fees.